Exhibit 4.7

SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”) dated as of September 26, 2013 among SCIP Holdings Limited, a company with limited liability incorporated under the laws of the British Virgin Islands (the “New Guarantor”), Studio City Finance Limited, a BVI business company with limited liability incorporated under the laws of British Virgin Islands (the “Company”), the other Subsidiary Guarantors (as defined in the Indenture referred to herein), DB Trustees (Hong Kong) Limited, as Trustee (in such role, the “Trustee”) and Collateral Agent, Deutsche Bank Trust Company Americas, as Principal Paying Agent, U.S. Registrar and Transfer Agent, and Deutsche Bank Luxembourg S.A., as European Registrar.

WITNESSETH:

WHEREAS the Company, the Trustee and each of the parties described above (other than the New Guarantor) are parties to an Indenture, dated as of November 26, 2012, as amended and supplemented by the Supplemental Indenture dated December 7, 2012 and as further amended and supplemented by the Supplemental Indenture dated January 21, 2013 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 8.500% Senior Secured Notes due 2020;

WHEREAS, pursuant to Section 9.03 of the Indenture, each New Guarantor is required to execute a supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Pursuant to, and subject to the provisions of, Article 11 of the Indenture, the New Guarantor (which term includes each other New Guarantor that hereinafter guarantees the Notes pursuant to the terms of the Indenture) hereby unconditionally and irrevocably guarantees, jointly and severally with each other New Guarantor and all Subsidiary Guarantors, to each Holder and to the Trustee and their successors and assigns to the extent set forth in the Indenture and subject to the provisions thereof (a) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of, or interest, premium, if any, on, the Notes and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The New Guarantor further agrees that the Guaranteed Obligations maybe extended or renewed, in whole or in part, without notice or further assent from the New Guarantor and that the New Guarantor will remain bound under Article 11 of the Indenture, notwithstanding any extension or renewal of any Guaranteed Obligation.

The Guaranteed Obligations of the New Guarantor to the Holders of Notes and to the Trustee pursuant to the Indenture as supplemented hereby, are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

3. Ratification of Indenture: Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and each Holder, by accepting the Notes whether heretofore or hereafter authenticated and delivered (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the New Guarantor and each Subsidiary Guarantor shall be released from all its obligations with respect to this Guarantee in accordance with the terms of the Indenture, including Section 11.08 of the Indenture and upon any defeasance of the Notes in accordance with Article 8 of the Indenture.

4. Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture. The recitals of fact contained herein shall be treated as statements of the other parties hereto and not the Trustee.

6. Counterparts. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

SCIP HOLDINGS LIMITED, AS NEW GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY FINANCE LIMITED, AS COMPANY

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY INVESTMENTS LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY COMPANY LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

Signature Page to Third Supplemental Indenture

STUDIO CITY HOLDINGS TWO LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY ENTERTAINMENT LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY SERVICES LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY HOTELS LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

SCP HOLDINGS LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

Signature Page to Third Supplemental Indenture

STUDIO CITY HOSPITALITY AND SERVICES LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

SCP ONE LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

SCP TWO LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY DEVELOPMENTS LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

Signature Page to Third Supplemental Indenture

STUDIO CITY HOLDINGS THREE LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY HOLDINGS FOUR LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

STUDIO CITY RETAIL SERVICES LIMITED, AS SUBSIDIARY GUARANTOR

By:	/ s / Chung Yuk Man
Name: Chung Yuk Man
Title: Authorized Signatory

Signature Page to Third Supplemental Indenture

DB TRUSTEES (HONG KONG) LIMITED, AS TRUSTEE AND COLLATERAL AGENT

By:	/ s / Pauline Lee
Name: Pauline Lee
Title: Authorised Signatory

By:	/ s / Stuart Harding
Name: Stuart Harding
Title: Authorised Signatory

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS PRINCIPAL PAYING AGENT, U.S. REGISTRAR AND TRANSFER AGENT,
By: Deutsche Bank National Trust Company

By:	/ s / Chris Niesz
Name: Chris Niesz
Title: Associate

By:	/ s / Kelvin Vargas
Name: Kelvin Vargas
Title: Associate

DEUTSCHE BANK LUXEMBOURG S.A., AS EUROPEAN REGISTRAR

By:	/ s / Pauline Lee
Name: Pauline Lee
Title: Attorney

By:	/ s / Stuart Harding
Name: Stuart Harding
Title: Attorney

Signature Page to Third Supplemental Indenture